UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2026

AB PRIVATE LENDING FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 3, 2026, AB Private Lending Fund (the “Fund”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Fund’s shareholders approved four proposals by the requisite vote. The issued and outstanding shares of common shares of the Fund entitled to vote at the Annual Meeting consisted of 6,604,286 common shares of beneficial interest outstanding on the record date, June 12, 2026. Of the eligible shares of common shares to be voted, 4,716,152 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:

Proposal 1. To re-elect Matthew Bass as a Class II trustee of the Fund, for a three-year term expiring at the 2029 annual meeting of shareholders and until his successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Bass	4,716,152.000	0.000	0.000

Proposal 2. To re-elect John G. Jordan as a Class II trustee of the Fund, for a three-year term expiring at the 2029 annual meeting of shareholders and until his successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
John G. Jordan	4,716,152.000	0.000	0.000

Proposal 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2026.

Votes For	Votes Against	Abstentions
4,716,152.000	0.000	0.000

Proposal 4. To approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund.

Votes For	Votes Against	Abstentions
4,716,152.000	0.000	0.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2026	AB PRIVATE LENDING FUND

	By:	/s/ Leon Hirth
Leon Hirth
Secretary